EXHIBIT 10.33


                     AMENDMENT TO SCHEDULE TO LOAN AGREEMENT



                                 APRIL 29, 1999




Seer  Technologies,  Inc.
Level  8  Systems,  Inc.
8000  Regency  Parkway
Cary,  NC  27511

Gentlemen:

     Reference is made to the Loan and Security Agreement between us dated March 31, 1999 (as amended, the "Loan Agreement"). (Capitalized terms used in the Agreement, which are not defined, shall have the meanings set forth in the Loan Agreement. The Loan Agreement and all other present and future documents and agreements relating thereto are collectively referred to herein as the "Loan Documents".)

     This will conform our agreement to amend Section 1(b) of the Schedule to the Loan Agreement to read as follows:

     "(b)     Receivable  Loans-Reserve.    From  the Receivable Loans available
              --------------------------
to Borrower under subparagraph (a) above, Greyrock shall withhold a reserve (the "Reserve") in an initial amount of $583,333, concurrently herewith. The Reserve shall increase by $83,333 per month, commencing on May 31, 1999, and continuing on the last day of each succeeding month until December 31, 1999; commencing on December 31, 1999 and continuing on the on the last day of each succeeding month, the Reserve shall increase by $375,000 per month. If on a date on which the amount of the Reserve is to be increased, the Borrower does not have Receivable Loans available to it in an amount equal to the amount of the increase in the Reserve, then Borrower shall immediately make a payment to Greyrock to be applied to the outstanding Receivable Loans, so that, after giving effect to such payment, Borrower will have Receivable Loans available to it in an amount equal to the amount of the increase in the Reserve."


     As herein expressly modified the Loan Agreement shall continue in full force and effect and the same is hereby ratified and confirmed. The Amendment and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, oral representations, oral agreements and oral understandings between the parties with respect to the subject matter hereof.

     This Amendment may not be modified or amended, nor may any rights hereunder be waived, except in writing signed by the parties hereto. This Amendment is being entered into, and shall be governed by the laws of the State of California.



                              Sincerely  yours,

                              GREYROCK  CAPITAL,
                              a  Division  of  NationsCredit  Commercial
                              Corporation


                              By  /s/Lisa Nagano
                                  ------------------------
                              Title  Senior Vice President


Accepted  and  agreed

     SEER  TECHNOLOGIES,  INC          LEVEL  8  SYSTEMS,  INC.

     By  /s/Steven  Dmiszewicki               By  /s/Steven  Dmiszewicki
       -----------------------------            ----------------------------
       President  or  Vice  President          President  or  Vice President

     By  /s/Dennis  McKinnie               By  /s/Dennis  McKinnie
       -----------------------------         ----------------------------
       Secretary  or Ass't Secretary         Secretary or Ass't Secretary